Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (the “Registration Statement”) of our report dated February 24, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Goldman Sachs Group, Inc. and its subsidiaries’ (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the incorporation by reference in this Registration Statement of our report dated February 24, 2017 relating to the (i) income statement data, (ii) balance sheet data and (iii) common share data of the Supplemental Financial Information - Selected Financial Data, which appears in Exhibit 99.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

July 10, 2017